Exhibit 23(j)(i)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      As the independent registered public accounting firm, we hereby consent to the use of our report dated January 22, 2004 for the Institutional Short-Term Government Bond Fund, a series of AmeriPrime Advisors Trust (File No. 333-85083) and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 1 under the Securities Act of 1933 and Pre-Effective Amendment No. 1 under the Investment Company Act of 1940 to WY Funds' Registration Statement on Form N-1A (File No. 333-120624).


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McCurdy & Associates CPAs, Inc.
Westlake, Ohio
January 26, 2005